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                                                                   EXHIBIT 10.42



                             VOTING TRUST AGREEMENT


                  AGREEMENT made as of the 22nd day of December, 1997, by and among RICHARD S. WORTH, residing at 1497 Rail Head Boulevard, Unit #2, Naples, Florida 74110-8444, and RANDYE WORTH, residing at 3757 Ascot Bend Court, Bonita Springs, Florida 34134 (together, the "Worths" or "Stockholders"); GRAUBARD MOLLEN & MILLER ("GM&M"); THE DELICIOUS FROOKIE COMPANY, INC., a Delaware corporation ("Company"); and ROBERT RUBIN ("Voting Trustee").

                  WHEREAS, pursuant to a Common Stock and Option Purchase Agreement ("Stock and Option Agreement") dated as of December 22, 1997 by and among the Worths, the Investors listed on Schedule A thereto and The Delicious Frookie Company, Inc. ("Company"), the Worths are selling, among other things, Options ("Purchase Options") to purchase an aggregate of 1,000,000 shares of Common Stock ("Option Shares") owned by them to the Investors; and

                  WHEREAS, pursuant to an Option Escrow Agreement dated as of December 22, 1997 among the Worths, the Company, the holders of the Purchase Options and GM&M, as Escrow Agent, the Worths have deposited the Option Shares into escrow with GM&M; and

                  WHEREAS, the parties hereto deem it necessary and advisable and for their best interests, in order to secure continuity and stability of policy and management of the Company, to deposit with the Voting Trustee shares of the capital stock of the Company owned by the Stockholders, including the Option Shares; and

                  WHEREAS, the Stockholders have agreed to vest their voting rights in the Voting Trustee as hereinafter provided; and

                  WHEREAS, the Voting Trustee has consented to act under this Agreement for the purposes herein provided.

                  NOW, THEREFORE, it is mutually agreed as follows:

                  1. The Stockholders hereby appoint Robert Rubin, and Robert Rubin hereby accepts such appointment, as the Voting Trustee under the terms and conditions herein set forth.

                  2. Simultaneously with the execution of this Agreement the Stockholders and GM&M have deposited with the Voting Trustee the certificates for capital stock of the Company set forth opposite their respective names on Exhibit A attached hereto and made a part hereof. All
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stock certificates so deposited with the Voting Trustee hereunder shall be duly endorsed for the transfer thereof to the Voting Trustee. Upon receipt by the Voting Trustee of the certificates for such shares of capital stock, and the transfer of same into the name of the Voting Trustee, the Voting Trustee shall hold same, subject to the terms and conditions hereof, and shall thereupon issue and deliver voting trust certificates to the Stockholders and to GM&M, in the form annexed hereto as Exhibit B, for the capital stock of the Company deposited by said Stockholders and GM&M. Voting trust certificates issued in respect of stock certificates representing the Option Shares shall be issued to GM&M and voting trust certificates issued in respect of all other stock certificates shall be issued to the Stockholder that deposited the certificates. All certificates for capital stock of the Company transferred and delivered to the Voting Trustee hereunder shall be surrendered to the Company by the Voting Trustee, and cancelled, and new certificates therefor shall be issued to and held by the Voting Trustee in the name of "Robert Rubin, as Voting Trustee under a Voting Trust Agreement dated December 22, 1997."

                  3. The voting trust certificates shall be transferable at the office of the Voting Trustee, 25 Highland Boulevard, Dix Hills, New York 11746, or at such other address as the Voting Trustee may from time to time designate by written notice thereof to the Stockholders and GM&M on the books of the Voting Trustee. If a voting trust certificate is lost, stolen, mutilated or destroyed, the Voting Trustee, in his discretion, may issue a duplicate of such certificate upon receipt of (a) evidence of such fact, satisfactory to him, and
(b) indemnity satisfactory to him.

                  4. (a) Except as set forth in subparagraph (b) below, the Voting Trustee shall promptly pay to each Stockholder or GM&M all cash dividends and/or distributions, if any, received by the Voting Trustee on account of the underlying shares of capital stock of the Company deposited by said Stockholder or GM&M hereunder.

                           (b) If any dividend in respect of the stock deposited
with the Voting Trustee is paid in whole or in part in stock of the Company having voting power, the Voting Trustee shall likewise hold the certificates for stock which are received by him on account of such dividend, subject to the terms of this Agreement, and the holder of each voting trust certificate representing stock on which said stock dividend has been paid shall be entitled to receive a voting trust certificate for the number of shares of stock received as such dividend.

                           (c) The holders entitled to receive the dividends
provided above shall be those registered as such on the transfer books of the Voting Trustee at the close of business on

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the day fixed by the Company for the taking of a record to determine those holders of its stock entitled to receive such dividends.

                           (d) In lieu of receiving dividends and/or
distributions upon the capital stock of the Company and paying the same to the holders of the voting trust certificates pursuant to the provisions of subparagraph (a) above, the Voting Trustee may instruct the Company in writing to pay same directly to the holders of such voting trust certificates. Upon receipt of such written instructions, the Company shall pay same directly to the holders of the voting trust certificates.

                  5. In the event of the dissolution or total or partial liquidation of the Company, whether voluntary or involuntary, the Voting Trustee shall receive the monies, securities, rights or property to which the holders of the capital stock of the Company deposited hereunder are entitled and shall distribute the same among the holders of voting trust certificates in proportion to their interest as shown on the books of the Voting Trustee.

                  6. In the event that the Company is merged into or consolidated with another corporation, or if all or substantially all of the assets of the Company are transferred to another corporation, then, in connection with such transfer, the term "Company" for all purposes of this Agreement shall be deemed to include such successor corporation and the Voting Trustee shall receive and hold under this Agreement any voting stock of such successor corporation which has been received on account of the capital stock of the Company held by the Voting Trustee hereunder.

                  7. The Voting Trustee shall have the exclusive right to vote all of the shares of capital stock delivered to him hereunder, to give waivers of notice, or to give written consents in lieu of voting, in person or by proxy, at any meeting of the stockholders of the Company, for whatever purpose called in any manner he deems appropriate and in any proceedings, whether at a meeting of stockholders or otherwise, where the vote or written consent of the stockholders may be required or authorized by law. The Voting Trustee shall not be liable for an error in judgment or mistake of law or other mistake, nor for anything save his own willful misconduct or gross negligence and shall not be required to give a bond or other security for the faithful performance of his duties.

                  8. The Voting Trustee may resign his position as Voting Trustee by mailing to the registered holders of voting trust certificates a written resignation, effective 10 days after the mailing thereof. The Voting Trustee shall have the right at the time of his resignation to designate his successor as Voting Trustee under this Agreement. Such designation shall be made by filing

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an instrument of appointment of such successor trustee in the principal office of the Company, duly executed by the Voting Trustee. In the event that the Voting Trustee shall die prior to the designation of such successor trustee, then Edward Sousa, Esq. shall serve as successor Voting Trustee. The rights, powers and privileges of the Voting Trustee hereunder shall be possessed by the successor Voting Trustee with the same effect as though such successor had originally been a party to this Agreement.

                  9. This Agreement shall commence as of the date hereof and shall continue in effect until the 22nd day of December, 1999, provided, however, that in the event that before 5:00 p.m. on December 22, 1999 the Worths receive an aggregate of $4,000,000 in gross proceeds from sales of securities of the Company owned by them, including the sales of securities contemplated by the Stock and Option Agreement and the exercise of the Purchase Options, this Agreement shall continue until December 22, 2001. Notwithstanding the foregoing, this Voting Trust Agreement shall terminate with respect to any shares subject to this Agreement sold solely in public sales pursuant to an effective registration statement under the Securities Act of 1933 or pursuant to Rule 144 thereunder.

                  10. Notwithstanding Section 9 above, at any time that any of the Purchase Options are exercised, GM&M shall be entitled to surrender the voting trust certificate(s) pertaining to the Option Shares underlying the Purchase Options so exercised, and upon such surrender the Voting Trustee shall deliver to GM&M or, at GM&M's direction, to the holder of the Purchase Option so exercised, a stock certificate or certificates representing the Option Shares issued upon such exercise, and, in the case of a partial exercise of a Purchase Option, shall deliver to GM&M a voting trust certificate or certificates representing the Option Shares underlying the unexercised portion of the Purchase Option.

                  11. The Voting Trustee shall serve without any compensation.

                  12. Any notice or request required or provided hereunder shall be deemed sufficiently given or made if mailed by certified mail, return receipt requested, to the party entitled thereto at his or her respective address set forth above. Said notice shall be deemed given when mailed.

                  13. This Agreement expresses the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be changed or modified except in a writing executed by all of the parties hereto. Copies of this Agreement, and of any modification

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or amendment hereunder, shall be filed in the principal office of the Company and, during reasonable business hours, shall be open to the inspection of any stockholder of the Company or any beneficiary of the trusts under this Agreement. All voting trust certificates issued hereunder shall be issued, received and held subject to all of the terms and conditions hereof. Every person, firm or corporation entitled to receive voting trust certificates representing shares of capital stock of the Company, and their transferees and assigns, upon accepting the voting trust certificates issued hereunder, shall automatically become a party to and be bound by the provisions of this Agreement, with the same effect as if he or it had executed the Agreement.

                  14. This Agreement may be executed in counterparts, each of which shall be an original and all of which together shall be deemed to be one and the same instrument.

                  15. This Agreement and all amendments thereof shall, in all respects, be governed by and construed and enforced in accordance with the internal law of the State of Delaware without regard to principles of conflicts of laws.

                  16. Should any provisions of this Agreement become legally unenforceable, no other provision of this Agreement shall be affected, and this Agreement shall continue as if the Agreement had been executed absent the unenforceable provision.

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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the day and year first above written.


                                   /s/ Richard S. Worth

                                   Richard S. Worth



                                   /s/ Randye Worth

                                   Randye Worth


                                   GRAUBARD MOLLEN & MILLER



                                   By: /s/ Peter M. Ziemba
                                        Name: Peter M. Ziemba, Partner


                                   THE DELICIOUS FROOKIE COMPANY, INC.



                                   By: Jeffry Weiner
                                        Name:
                                        Title:


                                   /s/ Robert Rubin

                                   Robert Rubin, as Voting Trustee


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                                                                       EXHIBIT B


                       THE DELICIOUS FROOKIE COMPANY, INC.

               (ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE)


No.                                                                       Shares


                  This certifies that the undersigned has deposited ________________ shares of the capital stock of THE DELICIOUS FROOKIE COMPANY, INC., $.____ par value ("Company"), with the Voting Trustee hereinafter named, under an agreement dated ______________, 1997 with Robert Rubin, Voting Trustee, the Company, the stockholders thereof and Graubard Mollen & Miller ("GM&M"), as Escrow Agent under a certain Option Escrow Agreement, dated ___________, 1997, among Richard S. Worth, Randye Worth, The Delicious Frookie Company, Inc., the holders of certain Purchase Options and GM&M. This certificate and the interest represented thereby is transferable only on the books of said Voting Trustee upon the presentation and surrender hereof. The holder of this certificate takes the same subject to all the terms and conditions of the aforesaid agreement between the Voting Trustee, the Company, the stockholders thereof and GM&M, and becomes a party to said agreement, and is entitled to the benefits thereof.

                  IN WITNESS WHEREOF, the Voting Trustee has caused this certificate to be signed this ____ day of ________________, 1997.


_____________________________                    ______________________________
Stockholder                                      Voting Trustee

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